UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

BRISTOL-MYERS SQUIBB COMPANY
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-01136	22-0790350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

430 East 29th Street, 14th Floor
New York, NY, 10016
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (212) 546-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 Par Value	BMY	New York Stock Exchange
1.000% Notes due 2025	BMY25	New York Stock Exchange
1.750% Notes due 2035	BMY35	New York Stock Exchange
Celgene Contingent Value Rights	CELG RT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)         On June 14, 2022, the Board of Directors (the “Board”) of Bristol-Myers Squibb Company (the “Company”) elected Mr. Deepak L. Bhatt, M.D., M.P.H., to serve as a member of the Board, effective June 14, 2022.  The size of the Board was increased to eleven, effective June 14, 2022, in connection with the election of Dr. Bhatt.

Mr. Deepak L. Bhatt, M.D., M.P.H., is 54 years old and has more than 20 years of experience in acute coronary syndromes, preventive cardiology, and advanced techniques in cardiac, cerebral, and peripheral intervention. He has served as the principal or co-principal investigator for cardiovascular clinical trials focused on interventional cardiology, anti-thrombotic therapy, lipid-lowering therapy, heart failure, obesity, and diabetes, among other areas.

Since 2013, Dr. Bhatt has served as the Executive Director of Interventional Cardiovascular programs at Brigham and Women’s Hospital. He is also a Professor of Medicine at Harvard Medical School.

Prior to his current position, Dr. Bhatt served as Chief of Cardiology at VA Boston Healthcare from 2008-2013. From 2001-2008, he held a number of roles of increasing responsibility at the Cleveland Clinic in Cleveland, Ohio. In addition to being an attending physician, he served as an Associate Director of the Cleveland Clinic Cardiovascular Coordinating Center, Director of the Interventional Cardiology Fellowship, as well as the Associate Director of the Cardiovascular Medicine Fellowship. Dr. Bhatt received his undergraduate degree, a Bachelor of Science, from Massachusetts Institute of Technology. He received his Medical Degree from Cornell University and a Master’s in Public Health from the Harvard School of Public Health. He completed his Internship and Residency training in Internal Medicine at the Hospital of the University of Pennsylvania and was a fellow in Interventional Cardiology and Cerebral and Peripheral Vascular Intervention at the Cleveland Clinic.

The Board has determined that Dr. Bhatt is independent under the New York Stock Exchange Listing Standards and the independence standards adopted by the Board.  Dr. Bhatt will serve as a member of the Science and Technology Committee, effective June 14, 2022.

There are no arrangements or understandings between Dr. Bhatt and any other persons pursuant to which he was selected as a director.  There are no related party transactions between the Company and Dr. Bhatt.

Dr. Bhatt will receive compensation for his service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors, including an annual retainer of $105,000 and an annual award of deferred share units valued at $200,000 on the date of grant.

A copy of the press release announcing the election of Dr. Bhatt is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

 (d) Exhibits

The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company dated June 15, 2022.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Bristol-Myers Squibb Company dated June 15, 2022.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOL-MYERS SQUIBB COMPANY

Dated: June 15, 2022	By:	/s/ Kimberly M. Jablonski
	Name:	Kimberly M. Jablonski
	Title:	Corporate Secretary